Exhibit 99.1

Janus Henderson Group plc Reports Second Quarter 2022 Results

●	Solid long-term investment performance, with 50%, 60%, 65%, and 76% of assets under management (‘AUM’) outperforming relevant benchmarks on a one-, three-, five-, and 10-year basis, respectively, as at 30 June 2022
●	AUM decreased 17% to US$299.7 billion compared to the prior quarter, due to challenged global markets, US dollar appreciation, and net outflows
●	Net outflows of US$(7.8) billion reflect a significant slowdown in intermediary gross sales and investment underperformance in key strategies
●	Second quarter 2022 diluted EPS of US$0.56, or US$0.63 on an adjusted basis
●	Completed US$56 million of share buybacks during the second quarter 2022, and Board declared a quarterly dividend of US$0.39 per share

LONDON — Janus Henderson Group plc (NYSE/ASX: JHG; ‘Janus Henderson’, ‘JHG’, ‘the Group’) published its second quarter 2022 results for the period ended 30 June 2022.

Second quarter 2022 operating income was US$143.9 million compared to US$124.6 million in the first quarter 2022 and US$225.0 million in the second quarter 2021. Adjusted operating income, adjusted for one-time, acquisition and transaction related costs, was US$149.3 million in the second quarter 2022 compared to US$178.8 million in the first quarter 2022 and US$269.3 million in the second quarter 2021.

Second quarter 2022 diluted earnings per share of US$0.56 compared to US$0.47 in the first quarter 2022 and US$0.79 in the second quarter 2021. Adjusted diluted earnings per share of US$0.63 in the second quarter 2022 compared to US$0.75 in the first quarter 2022 and compared to US$1.16 in the second quarter 2021.

Ali Dibadj, Chief Executive Officer of Janus Henderson Group plc, stated:

“I am very pleased to be part of the Janus Henderson team. My first few weeks have reaffirmed my belief in the long-term opportunities ahead. I am excited by the talent, client focus, and strong financial foundation that we already have in place.

“As this quarter illustrates, the difficult market environment, mixed investment performance in a few strategies, and loss of market share demonstrate that we have much work to do at Janus Henderson to deliver consistent organic growth with attractive operating margins. I am working with my team to turn the opportunities we see for Janus Henderson into a strategy with a winning execution plan. The foundation for being a premier, truly global active asset manager is here, but it will take time to deliver the full potential of the Company to our clients, shareholders, employees, and all our stakeholders.”

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RESULTS FOR ANNOUNCEMENT TO THE MARKET

These results for announcement to the market include the interim information required to be provided to the Australian Securities Exchange (ASX) under Listing Rule 4.2A and Appendix 4D.

SUMMARY OF FINANCIAL RESULTS (unaudited) (in US$ millions, except per share data or as noted)

The Group presents its financial results in US$ and in accordance with accounting principles generally accepted in the United States of America (‘US GAAP’ or ‘GAAP’). However, JHG management evaluates the profitability of the Group and its ongoing operations using additional non-GAAP financial measures. Management uses these performance measures to evaluate the business, and adjusted values are consistent with internal management reporting. See ‘Reconciliation of non-GAAP financial information’ below for additional information.

	Six months ended
	30 Jun	30 Jun
	2022	2021	% change
GAAP basis:
Revenue	1,175.5	1,382.4	(15)%
Operating expenses	907.0	964.9	(6)%
Operating income	268.5	417.5	(36)%
Operating margin	22.8%	30.2%	(7.4)	ppt
Net income attributable to JHG	172.6	292.8	(41)%
Diluted earnings per share	1.03	1.67	(38)%

Adjusted basis:
Revenue	905.9	1,120.2	(19)%
Operating expenses	577.8	649.4	(11)%
Operating income	328.1	470.8	(30)%
Operating margin	36.2%	42.0%	(5.8)	ppt
Net income attributable to JHG	230.7	362.0	(36)%
Diluted earnings per share	1.37	2.07	(34)%

	Three months ended
	30 Jun	31 Mar	30 Jun
	2022	2022	2021
GAAP basis:
Revenue	555.5	620.0	738.4
Operating expenses	411.6	495.4	513.4
Operating income	143.9	124.6	225.0
Operating margin	25.9%	20.1%	30.5%
Net income attributable to JHG	93.9	78.7	137.3
Diluted earnings per share	0.56	0.47	0.79

Adjusted basis:
Revenue	427.7	478.2	603.6
Operating expenses	278.4	299.4	334.3
Operating income	149.3	178.8	269.3
Operating margin	34.9%	37.4%	44.6%
Net income attributable to JHG	104.9	125.8	200.5
Diluted earnings per share	0.63	0.75	1.16

DIVIDEND AND SHARE BUYBACK

On 27 July 2022, the Board declared a second quarter dividend in respect of the three months ended 30 June 2022 of US$0.39 per share. Shareholders on the register on the record date of 8 August 2022 will be paid the dividend on 24 August 2022. Janus Henderson does not offer a dividend reinvestment plan.

As part of the US$200 million on-market buyback programme approved by the Board in May 2022, JHG purchased approximately 2.1 million of its ordinary shares on the New York Stock Exchange (‘NYSE’) and its CHESS Depositary Interests (‘CDIs’) on the Australian Securities Exchange (‘ASX’) in the second quarter, for a total outlay of US$56 million.

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Net tangible assets per share

US$	30 Jun 2022	30 Jun 2021
Net tangible assets / (liabilities) per ordinary share	3.82	3.56

Net tangible assets are defined by the ASX as being total assets less intangible assets less total liabilities ranking ahead of, or equally with, claims of ordinary shares.

AUM AND FLOWS (in US$ billions)

FX reflects movement in AUM resulting from changes in foreign currency rates as non-US$ denominated AUM is translated into US$. Redemptions include impact of client switches.

Total Group comparative AUM and flows

	Three months ended
	30 Jun	31 Mar	30 Jun
	2022	2022	2021
Opening AUM	361.0	432.3	405.1
Sales	16.4	17.9	18.4
Redemptions	(24.2)	(29.8)	(20.9)
Net sales / (redemptions)	(7.8)	(11.9)	(2.5)
Market / FX	(53.5)	(31.1)	25.0
Reclassifications and disposals[1]	—	(28.3)	—
Closing AUM	299.7	361.0	427.6

1	Disposals relate to the sale of Intech, and reclassifications relate to a reclassification of existing funds from Quantitative Equities to Equities.

Quarterly AUM and flows by capability

					Total excl
		Fixed			Quantitative	Quantitative
	Equities	Income	Multi-Asset	Alternatives	Equities	Equities	Total
AUM 30 Jun 2021	240.1	80.5	53.2	10.4	384.2	43.4	427.6
Sales	7.5	4.7	2.6	1.1	15.9	0.1	16.0
Redemptions	(10.1)	(4.0)	(1.8)	(0.8)	(16.7)	(4.5)	(21.2)
Net sales / (redemptions)	(2.6)	0.7	0.8	0.3	(0.8)	(4.4)	(5.2)
Market / FX	(1.3)	(1.7)	(0.1)	(0.1)	(3.2)	0.1	(3.1)
AUM 30 Sep 2021	236.2	79.5	53.9	10.6	380.2	39.1	419.3
Sales	8.1	5.6	4.3	1.2	19.2	0.1	19.3
Redemptions	(11.3)	(5.5)	(2.2)	(1.2)	(20.2)	(4.3)	(24.5)
Net sales / (redemptions)	(3.2)	0.1	2.1	—	(1.0)	(4.2)	(5.2)
Market / FX	11.3	—	3.7	0.1	15.1	3.1	18.2
AUM 31 Dec 2021	244.3	79.6	59.7	10.7	394.3	38.0	432.3
Sales	8.5	6.0	2.3	0.9	17.7	0.2	17.9
Redemptions	(12.3)	(6.0)	(4.5)	(1.1)	(23.9)	(5.9)	(29.8)
Net sales / (redemptions)	(3.8)	—	(2.2)	(0.2)	(6.2)	(5.7)	(11.9)
Market / FX	(20.5)	(4.1)	(3.6)	(0.2)	(28.4)	(2.7)	(31.1)
Reclassification and disposals[1]	1.3	—	—	—	1.3	(29.6)	(28.3)
AUM 31 Mar 2022	221.3	75.5	53.9	10.3	361.0	—	361.0
Sales	5.5	4.9	1.6	4.4	16.4	—	16.4
Redemptions	(11.3)	(8.2)	(2.5)	(2.2)	(24.2)	—	(24.2)
Net sales / (redemptions)	(5.8)	(3.3)	(0.9)	2.2	(7.8)	—	(7.8)
Market / FX	(38.5)	(7.7)	(6.5)	(0.8)	(53.5)	—	(53.5)
AUM 30 Jun 2022	177.0	64.5	46.5	11.7	299.7	—	299.7

1	Disposals relate to the sale of Intech, and reclassifications relate to a reclassification of existing funds from Quantitative Equities to Equities.

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Average AUM by capability

	Three months ended
	30 Jun	31 Mar	30 Jun
	2022	2022	2021
Equities	197.0	222.9	235.3
Fixed Income	68.8	77.5	80.7
Multi-Asset	49.5	54.5	51.8
Quantitative Equities	—	31.2	42.9
Alternatives	13.2	10.6	10.1
Total	328.5	396.7	420.8

INVESTMENT PERFORMANCE

% of AUM outperforming benchmark (at 30 June 2022)

Capability	1-year	3-year	5-year	10-year
Equities	41%	43%	47%	63%
Fixed Income	45%	79%	93%	99%
Multi-Asset	93%	95%	95%	99%
Alternatives	31%	100%	100%	100%
Total	50%	60%	65%	76%

Outperformance is measured based on composite performance gross of fees vs primary benchmark, except where a strategy has no benchmark index or corresponding composite in which case the most relevant metric is used: (1) composite gross of fees vs zero for absolute return strategies, (2) fund net of fees vs primary index, or (3) fund net of fees vs Morningstar peer group average or median. Non-discretionary and separately managed account assets are included with a corresponding composite where applicable.

Cash management vehicles, ETF-enhanced beta strategies, Managed CDOs, Private Equity funds, and custom non-discretionary accounts with no corresponding composite are excluded from the analysis. Performance across all time periods excludes Intech, the sale of which was completed 31 March 2022. Excluded assets represent 5% of AUM as at 30 June 2022. Capabilities defined by Janus Henderson.

% of mutual fund AUM in top 2 Morningstar quartiles (at 30 June 2022)

Capability	1-year	3-year	5-year	10-year
Equities	56%	52%	71%	88%
Fixed Income	45%	68%	81%	84%
Multi-Asset	98%	95%	92%	96%
Alternatives	62%	95%	70%	100%
Total	63%	64%	76%	90%

Includes Janus Investment Fund, Janus Aspen Series and Clayton Street Trust (US Trusts), Janus Henderson Capital Funds (Dublin based), Dublin and UK OEIC and Investment Trusts, Luxembourg SICAVs, and Australian Managed Investment Schemes. Performance across all time periods excludes Intech, the sale of which was completed 31 March 2022. The top two Morningstar quartiles represent funds in the top half of their category based on total return. For the 1-, 3-, 5-, and 10-year periods ending 30 June 2022, 55%, 54%, 57%, and 69% of the 186, 179, 174, and 148 total mutual funds, respectively, were in the top 2 Morningstar quartiles.

Analysis based on ‘primary’ share class (Class I Shares, Institutional Shares or share class with longest history for US Trusts; Class A Shares or share class with longest history for Dublin based; primary share class as defined by Morningstar for other funds). Performance may vary by share class. Rankings may be based, in part, on the performance of a predecessor fund or share class and are calculated by Morningstar using a methodology that differs from that used by Janus Henderson. Methodology differences may have a material effect on the return and therefore the ranking. When an expense waiver is in effect, it may have a material effect on the total return, and therefore the ranking for the period.

ETFs and funds not ranked by Morningstar are excluded from the analysis. Capabilities defined by Janus Henderson. © 2022 Morningstar, Inc. All Rights Reserved.

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THIRD QUARTER 2022 RESULTS

Janus Henderson intends to publish its third quarter 2022 results on 27 October 2022.

SECOND QUARTER 2022 RESULTS BRIEFING INFORMATION

Chief Executive Officer Ali Dibadj and Chief Financial Officer Roger Thompson will present these results on 28 July 2022 on a conference call and webcast to be held at 8am EDT, 1pm BST, 10pm AEST.

Those wishing to participate should call:

United Kingdom	0808 189 6484 (toll free)
United States	844 200 6205 (toll free)
Australia	02 7908 3093 (this is not toll free)
All other countries	+1 929 526 1599 (this is not toll free)
Conference ID	823583

Access to the webcast and accompanying slides will be available via the investor relations section of Janus Henderson’s website (ir.janushenderson.com).

About Janus Henderson

Janus Henderson Group is a leading global active asset manager dedicated to helping investors achieve long-term financial goals through a broad range of investment solutions, including equities, fixed income, multi-asset, and alternative asset class strategies.

At 30 June 2022, Janus Henderson had approximately US$300 billion in assets under management, more than 2,000 employees, and offices in 23 cities worldwide. Headquartered in London, the company is listed on the NYSE and the ASX.

Investor enquiries:	Media enquiries:
Jim Kurtz	Stephen Sobey
Co-Head Investor Relations (US) +1 303 336 4529	Head of Media Relations +44 (0)20 7818 2523
jim.kurtz@janushenderson.com	stephen.sobey@janushenderson.com

Melanie Horton	Sarah Johnson
Co-Head Investor Relations (Non-US)	Director, Media Relations & Corp Comms
+44 (0)20 7818 2905	+1 720 364 0708
melanie.horton@janushenderson.com	sarah.johnson@janushenderson.com

Or	United Kingdom: Edelman Smithfield
Latika Shah
Investor Relations	+44 (0)7950 671 948
investor.relations@janushenderson.com	latika.shah@edelmansmithfield.com

Andrew Wilde
+44 (0)7786 022 022
andrew.wilde@edelmansmithfield.com

Asia Pacific: Honner
Craig Morris
+61 2 8248 3757
craig@honner.com.au

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FINANCIAL DISCLOSURES

Condensed consolidated statements of comprehensive income (unaudited)

	Three months ended
	30 Jun	31 Mar	30 Jun
(in US$ millions, except per share data or as noted)	2022	2022	2021
Revenue:
Management fees	453.6	514.0	544.1
Performance fees	(3.4)	(8.4)	77.4
Shareowner servicing fees	56.3	62.4	64.0
Other revenue	49.0	52.0	52.9
Total revenue	555.5	620.0	738.4

Operating expenses:
Employee compensation and benefits	145.0	164.6	192.4
Long-term incentive plans	40.7	51.4	49.8
Distribution expenses	127.8	141.8	134.8
Investment administration	10.3	14.8	13.1
Marketing	7.8	7.4	6.7
General, administrative and occupancy	72.3	73.1	65.7
Impairment of goodwill and intangible assets	—	32.8	40.8
Depreciation and amortisation	7.7	9.5	10.1
Total operating expenses	411.6	495.4	513.4

Operating income	143.9	124.6	225.0

Interest expense	(3.2)	(3.2)	(3.2)
Investment gains (losses), net	(109.4)	(32.2)	1.8
Other non-operating expenses, net	(1.7)	(7.8)	(2.7)
Income before taxes	29.6	81.4	220.9
Income tax provision	(36.7)	(22.8)	(79.7)
Net income (loss)	(7.1)	58.6	141.2
Net loss (income) attributable to noncontrolling interests	101.0	20.1	(3.9)
Net income attributable to JHG	93.9	78.7	137.3
Less: allocation of earnings to participating stock-based awards	(2.9)	(2.0)	(3.9)
Net income attributable to JHG common shareholders	91.0	76.7	133.4

Basic weighted-average shares outstanding (in millions)	161.9	164.0	167.6
Diluted weighted-average shares outstanding (in millions)	162.2	164.5	168.1

Diluted earnings per share (in US$)	0.56	0.47	0.79

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Reconciliation of non-GAAP financial information

In addition to financial results reported in accordance with GAAP, we compute certain financial measures using non-GAAP components, as defined by the SEC. These measures are not in accordance with, or a substitute for, GAAP, and our financial measures may be different from non-GAAP financial measures used by other companies. We have provided a reconciliation of our non-GAAP components to the most directly comparable GAAP components. The following are reconciliations of US GAAP revenue, operating expenses, operating income, net income attributable to JHG, and diluted earnings per share to adjusted revenue, adjusted operating expenses, adjusted operating income, adjusted net income attributable to JHG, and adjusted diluted earnings per share.

	Three months ended
	30 Jun	31 Mar	30 Jun
(in US$ millions, except per share data or as noted)	2022	2022	2021
Reconciliation of revenue to adjusted revenue
Revenue	555.5	620.0	738.4
Management fees[1]	(50.9)	(57.0)	(49.6)
Shareowner servicing fees[1]	(46.9)	(52.2)	(53.1)
Other revenue[1]	(30.0)	(32.6)	(32.1)
Adjusted revenue	427.7	478.2	603.6

Reconciliation of operating expenses to adjusted operating expenses
Operating expenses	411.6	495.4	513.4
Long-term incentive plans[2]	(3.6)	(13.0)	0.1
Distribution expenses[1]	(127.8)	(141.8)	(134.8)
General, administration and occupancy[2]	(1.1)	(6.5)	(1.7)
Impairment of goodwill and intangible assets[3]	—	(32.8)	(40.8)
Depreciation and amortisation[3]	(0.7)	(1.9)	(1.9)
Adjusted operating expenses	278.4	299.4	334.3

Adjusted operating income	149.3	178.8	269.3

Operating margin	25.9%	20.1%	30.5%
Adjusted operating margin	34.9%	37.4%	44.6%

Reconciliation of net income attributable to JHG to adjusted net income attributable to JHG
Net income attributable to JHG	93.9	78.7	137.3
Long-term incentive plans[2]	3.6	13.0	(0.1)
General, administration and occupancy[2]	1.1	6.5	1.7
Impairment of goodwill and intangible assets[3]	—	32.8	40.8
Depreciation and amortisation[3]	0.7	1.9	1.9
Other non-operating income (expense), net[4]	5.3	7.5	(1.7)
Income tax benefit (provision)[5]	0.3	(14.6)	20.6
Adjusted net income attributable to JHG	104.9	125.8	200.5
Less: allocation of earnings to participating stock-based awards	(3.3)	(3.2)	(5.7)
Adjusted net income attributable to JHG common shareholders	101.6	122.6	194.8

Weighted-average diluted common shares outstanding – diluted (two class) (in millions)	162.2	164.5	168.1
Diluted earnings per share (two class) (in US$)	0.56	0.47	0.79
Adjusted diluted earnings per share (two class) (in US$)	0.63	0.75	1.16

1	JHG contracts with third-party intermediaries to distribute and service certain of its investment products. Fees for distribution and servicing related activities are either provided for separately in an investment product’s prospectus or are part of the management fee. Under both arrangements, the fees are collected by JHG and passed through to third-party intermediaries who are responsible for performing the applicable services. The majority of distribution and servicing fees collected by JHG are passed through to third-party intermediaries. JHG management believes that the deduction of distribution and service fees from revenue in the computation of adjusted revenue reflects the pass-through nature of these revenues. In certain arrangements, JHG performs the distribution and servicing activities and retains the applicable fees. Revenues for distribution and servicing activities performed by JHG are not deducted from GAAP revenue.
2	Adjustments for the three months ended 30 June 2022 consist primarily of long-term incentive plan expense acceleration related to the departure of certain employees and rent expense for subleased office space. Adjustments for the three months ended 31 March

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2022 consist primarily of long-term incentive plan expense associated with accelerated vesting of awards related to the retirement of our CEO and CIO, deal costs associated with the sale of Intech, and rent expense for subleased office space. JHG management believes these costs are not representative of the ongoing operations of the Group.
3	Investment management contracts have been identified as a separately identifiable intangible asset arising on the acquisition of subsidiaries and businesses. Such contracts are recognised at the net present value of the expected future cash flows arising from the contracts at the date of acquisition. For segregated mandate contracts, the intangible asset is amortised on a straight-line basis over the expected life of the contracts. In addition, the adjustment for the three months ended 31 March 2022 includes an out-of-period incremental goodwill impairment charge, and the adjustment for the three months ended 30 June 2021 includes an impairment charge of certain mutual fund investment management agreements. JHG management believes these non-cash and acquisition-related costs are not representative of the ongoing operations of the Group.
4	Adjustments primarily represent contingent consideration adjustments associated with prior acquisitions. In addition, the adjustment for the three months ended 30 June 2022 includes accumulated foreign currency translation expense related to liquidated JHG entities, and the adjustment for the three months ended 31 March 2022 includes a one-time charge related to the sale of Intech. JHG management believes these costs are not representative of the ongoing operations of the Group.
5	The tax impact of the adjustments is calculated based on the applicable US or foreign statutory tax rate as it relates to each adjustment. Certain adjustments are either not taxable or not tax-deductible.

Condensed consolidated balance sheets (unaudited)

	30 Jun	31 Dec
(in US$ millions)	2022	2021
Assets:
Cash and cash equivalents	863.1	1,107.3
Investment securities	250.2	451.4
Property, equipment and software, net	52.6	63.3
Intangible assets and goodwill, net	3,715.4	3,917.0
Assets of consolidated variable interest entities	1,093.3	264.3
Other assets	925.0	924.2
Total assets	6,899.6	6,727.5

Liabilities, redeemable noncontrolling interests and equity:
Long-term debt	308.9	310.4
Deferred tax liabilities, net	606.2	619.2
Liabilities of consolidated variable interest entities	14.6	2.6
Other liabilities	700.8	968.7
Redeemable noncontrolling interests	921.1	163.4
Total equity	4,348.0	4,663.2
Total liabilities, redeemable noncontrolling interests and equity	6,899.6	6,727.5

Condensed consolidated statements of cash flows (unaudited)

	Three months ended
	30 Jun	31 Mar	30 Jun
(in US$ millions)	2022	2022	2021
Cash provided by (used for):
Operating activities	162.9	(57.5)	269.0
Investing activities	76.1	(16.9)	(66.3)
Financing activities	(135.9)	(214.8)	(62.0)
Effect of exchange rate changes	(42.8)	(16.0)	—
Net change during period	60.3	(305.2)	140.7

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STATUTORY DISCLOSURES

Associates and joint ventures

At 30 June 2022, the Group holds interests in the following associates and joint ventures managed through shareholder agreements with third party investors, accounted for under the equity method:

●	LongTail Alpha LLC ownership 20%

Basis of preparation

In the opinion of management of Janus Henderson Group plc, the condensed consolidated financial statements contain all normal recurring adjustments necessary to fairly present the financial position, results of operations, and cash flows of JHG in accordance with US GAAP. Such financial statements have been prepared in accordance with the instructions to Form 10-Q pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. The financial statements should be read in conjunction with the annual consolidated financial statements and notes presented in Janus Henderson Group’s Annual Report on Form 10-K for the year ended 31 December 2021, on file with the SEC (Commission file no. 001-38103). Events subsequent to the balance sheet date have been evaluated for inclusion in the financial statements through the issuance date and are included in the notes to the condensed consolidated financial statements.

Corporate governance principles and recommendations

In the opinion of the Directors, the financial records of the Group have been properly maintained, and the Condensed Consolidated Financial Statements comply with the appropriate accounting standards and give a true and fair view of the financial position and performance of the Group. This opinion has been formed on the basis of a sound system of risk management and internal control which is operating effectively.

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FORWARD-LOOKING STATEMENTS DISCLAIMER

Past performance is no guarantee of future results. Investing involves risk, including the possible loss of principal and fluctuation of value.

This document includes statements concerning potential future events involving Janus Henderson Group plc that could differ materially from the events that actually occur. The differences could be caused by a number of factors, including those factors identified in Janus Henderson Group’s Annual Report on Form 10-K for the fiscal year ended 31 December 2021 and in other filings or furnishings made by the Company with the Securities and Exchange Commission from time to time (Commission file no. 001-38103), including those that appear under headings such as ‘Risk Factors’ and ‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’. Many of these factors are beyond the control of JHG and its management. Any forward-looking statements contained in this document are as at the date on which such statements were made. Janus Henderson Group undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

Annualised, pro forma, projected, and estimated numbers are used for illustrative purposes only, are not forecasts, and may not reflect actual results.

The information, statements, and opinions contained in this document do not constitute a public offer under any applicable legislation or an offer to sell or solicitation of any offer to buy any securities or financial instruments or any advice or recommendation with respect to such securities or other financial instruments.

Not all products or services are available in all jurisdictions.

Mutual funds in the US are distributed by Janus Henderson Distributors US LLC.

Please consider the charges, risks, expenses, and investment objectives carefully before investing. For a US fund prospectus or, if available, a summary prospectus containing this and other information, please contact your investment professional or call 800.668.0434. Read it carefully before you invest or send money.

Janus Henderson is a trademark of Janus Henderson Group plc or one of its subsidiaries.

© Janus Henderson Group plc.

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